As filed with the Securities and Exchange Commission on December 3, 2015

File No. 001-37550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 3

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-4725208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

615-465-7000

(Registrant’s telephone number, including area code)

Copies to:

Leigh Walton

Jay H. Knight

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1.	Business

The information required by this item is contained under the sections “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement filed as Exhibit 99.1 to this Form 10 (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary Historical and Pro Forma Condensed Combined Financial Data,” “Capitalization,” “Selected Historical Condensed Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Management” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors—Risks Related to Our Common Stock,” “The Separation and Distribution,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

The information required by this item is contained under the sections “Description of Financing and Material Indebtedness” and “Description of Capital Stock—Recent Sales of Unregistered Securities” of the Information Statement. Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Related to Our Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions—Agreements with CHS Related to the Spin-Off—Separation and Distribution Agreement—Indemnification” and “Description of Capital Stock—Limitations on Directors’ Liability and Indemnification” of the Information Statement. Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Condensed Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock,” and “Index to Financial Statements” and the statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Community Health Systems, Inc. and Quorum Health Corporation.**

2.2	Form of Tax Matters Agreement by and between Community Health Systems, Inc. and Quorum Health Corporation**

2.3	Form of Employee Matters Agreement by and between Community Health Systems, Inc. and Quorum Health Corporation**

2.4	Form of Computer and Data Processing Transition Services Agreement**

2.5	Form of Receivables Collection Agreement (PASI)**

2.6	Form of Billing and Collection Agreement (PPSI)**

2.7	Form of Eligibility Screening Services Agreement**

2.8	Form of Employee Service Center/HRIS Transition Services Agreement**

2.9	Form of Shared Services Center Transition Services Agreement**

3.1	Form of Amended and Restated Certificate of Incorporation of Quorum Health Corporation.***

3.2	Form of Amended and Restated By-Laws of Quorum Health Corporation.***

10.1	Form of Quorum Health Corporation 2016 Stock Award Plan**†

10.2	Form of Quorum Health Corporation 2016 Employee Performance Incentive Plan**†

10.3	Form of Quorum Health Corporation Supplemental Executive Retirement Plan**†

10.4	Change in Control Severance Agreement, dated December 31, 2008, by and among Community Health Systems, Inc., CHSPSC, LLC (formerly Community Health Systems Professional Services Corporation) and Thomas D. Miller. ***†

10.5	Change in Control Severance Agreement, dated December 31, 2008, by and among Community Health Systems, Inc., CHSPSC, LLC (formerly Community Health Systems Professional Services Corporation) and Martin D. Smith.***†

10.6	Form of HealthTrust Participation Agreement**

21.1	List of Subsidiaries of Quorum Health Corporation.***

99.1	Information Statement of Quorum Health Corporation, preliminary and subject to completion, dated December 3, 2015.**

99.2	Corporate Integrity Agreement, dated July 28, 2014, between Community Health Systems, Inc. and the Office of Inspector General of the United States Department of Health and Human Services.***

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

†	Indicates a management contract or compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QUORUM HEALTH CORPORATION

By:	/s/ Thomas D. Miller
Thomas D. Miller
Chief Executive Officer

Date: December 3, 2015